Exhibit 99.1

Daily Journal Corporation Announces Third Quarter and First Nine Months Fiscal 2026 Financial Results

Third Quarter Fiscal 2026 Total Revenue of $27.0 Million, Reflecting a 15% Increase

Year-Over-Year

First Nine Months Fiscal 2026 Total Revenue of $69.2 Million, Reflecting

a 17% Increase Year-Over-Year

LOS ANGELES, Calif. – August 12, 2026 – Daily Journal Corporation (Nasdaq: DJCO), a publishing and technology company, today announced financial results for the three and nine months ended June 30, 2026. Total consolidated revenue for the third quarter of fiscal 2026 was $27.0 million, representing a 15.3% increase from the $23.4 million reported in the prior-year quarter, driven primarily by strong growth at Journal Technologies, Inc. (Journal Technologies). Total consolidated revenue for the first nine months of fiscal 2026 was $69.2 million, a 16.8% increase from $59.3 million in the prior-year period.

“Journal Technologies, Inc. delivered strong revenue growth in the third quarter, with total Journal Technologies revenue increasing 19.5% year over year, reflecting continued expansion of e-filing and public service fees, higher recurring license and maintenance revenues, and increased consulting activity.” said Steven Myhill-Jones, Chairman of the Board and Chief Executive Officer of Daily Journal Corporation. “For the first nine months of fiscal 2026, Journal Technologies revenue grew 21% over the prior-year period. Income from operations improved significantly in both the quarter and the first nine months, reflecting the operating leverage in our technology business as it continues to scale. As always, our consolidated reported net results were materially impacted by mark-to-market changes in our investment portfolio, which reflects broad market movements rather than the underlying performance of our operating businesses.”

Financial Highlights:

●	Total consolidated revenue for the three months ended June 30, 2026 was $27.0 million, representing a 15.3% increase from the $23.4 million reported in the prior-year quarter.

●	Journal Technologies, Inc. reported revenue of $22.1 million for the three months ended June 30, 2026, a 19.5% increase from the $18.5 million reported in the prior-year quarter. Growth was driven by increases in other public service fees, consulting fees, and license and maintenance fees. For the nine months ended June 30, 2026, Journal Technologies, Inc. revenue was $55.6 million, a 21.0% increase from $45.9 million in the prior-year period.

●	The Traditional Business reported advertising and circulation revenues of $4.8 million for the three months ended June 30, 2026, a 0.8% decrease from $4.9 million in the prior-year quarter. For the nine months ended June 30, 2026, Traditional Business revenue was $13.7 million, a 2.4% increase from $13.4 million in the prior-year period.

●	Income from operations for the three months ended June 30, 2026 was $5.3 million, compared to $3.2 million in the prior-year quarter, reflecting strong revenue growth and operating leverage. For the nine months ended June 30, 2026, income from operations was $8.7 million, compared to $4.9 million in the prior-year period.

●	Net loss for the three months ended June 30, 2026 was $10.9 million, or ($7.90) per basic and diluted share, compared to net income of $14.4 million, or $10.47 per basic and diluted share, in the prior-year quarter. The year-over-year change was primarily driven by net unrealized losses on marketable securities of $24.1 million, representing a pre-tax impact of approximately ($17.52) per basic and diluted share, compared to net unrealized gains of $11.5 million in the prior-year quarter, representing a pre-tax gain of approximately $8.36 per basic and diluted share.

●	Net loss for the nine months ended June 30, 2026 was $53.5 million, or ($38.84) per basic and diluted share, compared to net income of $70.0 million, or $50.81 per basic and diluted share, in the prior-year period. The year-over-year change was primarily driven by net unrealized losses on marketable securities of $87.0 million in the current period, representing a pre-tax impact of approximately ($63.17) per basic and diluted share, compared to net unrealized gains of $84.3 million in the prior-year period, representing a pre-tax gain of approximately $61.22 per basic and diluted share.

●	As of June 30, 2026, the Company’s marketable securities had a total fair market value of $406.0 million and included accumulated pretax unrealized gains of $266.9 million.

●	Net cash provided by operating activities during the nine months ended June 30, 2026 was $12.9 million, compared to $8.8 million during the prior-year period.

About Daily Journal Corporation

Daily Journal Corporation, based in Los Angeles, publishes news for California and Arizona, produces specialized publications, and handles public notice advertising. Its subsidiary, Journal Technologies, Inc., provides case management software to courts, justice agencies, and government organizations across about 37 states and internationally, supporting electronic case management and related online services like e-filing and fee payments.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release are “forward-looking” statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “should,” “believes,” “will,” “plans,” “estimates,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents we file with the Securities and Exchange Commission.

For further information please contact us at:

ir@dailyjournal.com

DAILY JOURNAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands except share amounts)

	June 30, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$31,133	$20,569
Restricted cash	2,329	2,269
Marketable securities at fair value	405,963	492,995
Accounts receivable, net	17,899	21,011
Prepaid expenses and other current assets	3,155	959
Assets held for sale	3,461	—
Total current assets	463,940	537,803
Property and equipment, net	5,672	8,930
Non-qualified deferred compensation plan – trust account asset value	2,220	1,385
Total assets	$471,832	$548,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,078	$7,071
Accrued liabilities	9,169	12,518
Note payable collateralized by real estate	171	169
Income taxes payable	2,506	879
Deferred revenue	17,900	18,169
Total current liabilities	39,824	38,806
Investment margin account borrowings	20,000	22,000
Long-term note payable collateralized by real estate	659	787
Long-term deferred revenue	1,721	994
Long-term accrued liabilities	4,698	5,547
Accrued non-qualified deferred compensation	2,126	1,590
Deferred income taxes	65,151	87,333
Total liabilities	134,179	157,057

Stockholders’ Equity
Common stock, $0.01 par value; 5,000,000 shares authorized; 1,805,179 and 1,805,053 shares issued, and 427,427 and 427,627 treasury shares, and 1,377,752 and 1,377,426 shares outstanding as of June 30, 2026 and September 30, 2025, respectively.	14	14
Additional paid-in capital	2,221	2,097
Accumulated other comprehensive loss	(26)	—
Retained earnings	335,444	388,950
Total stockholders’ equity	337,653	391,061
Total liabilities and stockholders’ equity	$471,832	$548,118

DAILY JOURNAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenues
Advertising	$3,753	$3,812	$10,395	$10,156
Circulation	1,087	1,069	3,274	3,196
Licensing and maintenance fees	9,239	7,964	26,277	22,990
Consulting fees	7,164	6,529	14,238	11,792
Other public service fees	5,733	4,032	15,047	11,152
Total revenues	26,976	23,406	69,231	59,286
Operating expenses:
Salaries and employee benefits	15,371	15,376	41,410	39,572
Agency commissions	378	385	1,041	1,069
Outside services	1,458	1,710	5,769	5,322
Postage and delivery expenses	272	192	796	576
Newsprint and printing expenses	158	149	472	504
Equipment maintenance and software	26	290	302	1,333
Credit card merchant discount fees	733	599	1,959	1,692
Other general and administrative expenses	3,313	1,481	8,749	4,289
Total operating expenses	21,709	20,182	60,498	54,357
Income from operations	5,267	3,224	8,733	4,929
Other income (expense)
Dividends and interest income	2,931	3,796	5,536	6,158
Net unrealized gains (losses) on marketable securities	(24,145)	11,521	(87,032)	84,320
Net unrealized gains (losses) on non-qualified compensation plan	163	20	246	(33)
Interest expense	(229)	(332)	(692)	(1,077)
Other income	24	2	119	99
Income (loss) before taxes	(15,989)	18,231	(73,090)	94,396
Income tax benefit (expense)	5,100	(3,810)	19,584	(24,410)
Net income (loss)	(10,889)	14,421	(53,506)	69,986
Other comprehensive loss:
Foreign currency translation adjustments	(17)	—	(26)	—
Net income (loss) and comprehensive income (loss)	$(10,906)	$14,421	$(53,532)	$69,986

Earnings (losses) per share:
Basic	$(7.90)	$10.47	$(38.84)	$50.81
Diluted	$(7.90)	$10.47	$(38.84)	$50.81

Shares used in computing earnings (losses) per share:
Basic	1,377,732	1,377,426	1,377,725	1,377,321
Diluted	1,377,732	1,377,426	1,377,725	1,377,321

4